Exhibit 10.2


                              EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT is effective as of this third day of June, 2000, by and between Meditech Pharmaceuticals, Inc. (the "Company"), and Gerald N. Kern, an individual ("Executive"). In consideration of the mutual covenants, terms and conditions hereinafter contained, and for other good and valuable consideration, the parties hereby agree as follows:

     1. Term of Employment. The Company hereby employs Executive and Executive hereby accepts such employment commencing on January 1, 2000, and terminating on December 31, 2002 (the "Term"), unless (a) terminated as provided herein in
Section 5, or (b) renewed pursuant to the terms of Section 9 hereof.

     2. Duties. Executive shall serve as Chief Executive Officer of the Company, with the powers and duties consistent with such position. Executive agrees to devote his full business time and attention to rendering the services as Chief Executive Officer of the Company and shall not perform work for or on behalf of any other person or entity, except Executive shall be permitted to render charitable and/or incidental services (such as serving as a member of the board of directors of Petromed Inc.). Executive shall report to the Board of the Company.

     3. Appointment to Board of Directors. During Executive's employment by the Company, Executive shall continue to serve as a member of the Board of Directors of the Company.

     4. Compensation.

        4.1. Base Salary. The Company shall pay Executive a base salary of One Hundred Fifty Thousand Dollars ($150,000) per year (the "Base Salary"). The Board of Directors shall review the Base Salary annually and shall increase the Base Salary each calendar year beginning January 1, 2001, by the greater of (i) a percentage equal to the Consumer Price Index for the prior year, or (ii) such percentage as determined by the Company's Board of Directors. The Base Salary shall be payable in equal installments twice monthly consistent with the Company's regular business practice.

        4.2. Annual Bonus. The Company shall pay Executive an annual bonus (the "Annual Bonus") of up to one hundred twenty-five percent (125%) of Executive's Base Salary for each calendar year during the Term and any renewals thereof, beginning with the 2000 calendar year. The Annual Bonus shall be based partially upon the attainment of performance goals established by the Board of Directors of the Company in consultation with the Executive and partially upon Executive's individual performance. Any Annual Bonus payment shall be paid as soon as practicable following the end of the applicable calendar year, but in any event no later than January 31 following the applicable calendar year. Any Annual Bonus shall be deemed fully earned if the Executive is employed by the Company on the last day of the applicable calendar year, or earned on a pro-rata basis for any partial calendar year worked.

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        4.3. Options. The Company shall grant to Executive options to purchase shares of the Company's stock pursuant to the terms and conditions of the Stock Option Agreement attached hereto as Exhibit "A."

        4.4. Expense Reimbursement. The Company shall reimburse Executive for reasonable and necessary business and entertainment expenses incurred by him in connection with the performance of his duties hereunder. The Company shall reimburse Executive for all such expenses upon presentation by the Executive, from time to time, of an itemized written accounting of such expenditures.

        4.5. Benefits. The Company shall provide Executive with the following benefits during the Term and any renewals thereof:

             (a) Participation in Benefit Plans and Policies. Executive shall be entitled to participate in all insurance and other benefit plans and policies maintained for senior executives of the Company, including, but not limited to, all group health, life and retirement plans.

              (b) D&O Coverage. Executive shall, in addition to any other legal or contractual rights to indemnification provided by the Company, be provided coverage under a director and officer liability policy. In addition, for a period of two (2) years following the termination of Executive's employment with the Company, the Company shall maintain liability insurance for Executive with coverage for claims incurred during or arising from Executive's term of employment, which coverage shall be consistent with coverage existing for Executive at the date of termination.

             (c) Vacation. Executive shall be entitled to five (5) weeks paid vacation time each year. Executive's vacation shall be under the Company's usual policies applicable to senior executives.

             (d) Automobile Allowance. Executive shall be entitled to an automobile allowance of $1,000.00 per month.

             (e) Disability Benefits. During the Term, the Company agrees to provide Executive long-term disability insurance under a standard disability policy.

             (f) Health Club Membership. The Company will provide Executive with a health club membership, and pay all monthly fees during the term of employment, at a club to be mutually agreed upon.

     5. Termination.

        5.1. Termination Events. Executive's employment shall terminate prior to the expiration of the Term (and any renewals thereof) upon the happening of any of the following events:

             (a) Voluntary. Voluntary termination by Executive;

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             (b) Death. The death of Executive;

             (c) For Cause. For "cause" by the Company, defined as any of the following:

                 (i) Executive is convicted of, or pleads nolo contendere to, a felony;

                 (ii) Executive has engaged in habitual neglect in the performance of his duties under this Agreement; or

                 (iii) Executive has committed an act of fraud or willful misconduct against the Company resulting in a substantial economic or financial harm to the Company.

     Notwithstanding the foregoing, no termination of Executive by the Company pursuant to clauses (ii) or (iii) above shall be valid unless and until the following procedures have been complied with by the Company: (a) no more than thirty (30) days after the Chairperson of the Board of the Company has obtained knowledge of "cause" to terminate Executive pursuant to any of clauses (ii) or
(iii) above, he/she shall provide Executive with written notice of the Company's intent to terminate this Agreement pursuant to this Section 5.1(c), including in reasonable detail the reasons therefor (the "Termination Notice"); (b) at a mutually agreed upon time and place, but in any event no more than ten (10) days following receipt by Executive of the Termination Notice, the Company's Board of Directors shall provide Executive the opportunity to participate in a meeting of the Board of Directors regarding the Termination Notice; (c) if the matter cannot be resolved by mutual agreement of the Company and Executive at such meeting, Executive shall thereafter be given thirty (30) days to cure such "cause" as detailed in the Termination Notice (the "Cure Period"); and (d) if Executive does not cure such "cause" within the Cure Period, the Company shall thereafter terminate Executive's employment hereunder in writing within thirty
(30) days of the end of the Cure Period. Any determination of "cause" as used in this Section 5.1(c) shall be made only in good faith by an affirmative majority vote of the Board of Directors (not counting Executive) of the Company.

             (d) Disability. Upon the good faith determination of the Board of Directors of the Company that Executive has become so physically or mentally incapacitated or disabled as to be unable to satisfactorily perform his duties hereunder for a period of one hundred fifty (150) consecutive calendar days or for one-hundred eighty (180) days in any three-hundred sixty (360) day period, such determination based upon a certificate as to such physical or mental disability issued by a licensed physician and/or psychiatrist (as the case may be) mutually agreed upon by Executive and the Company;

             (e) Without Cause. Without cause by the Company; or

             (f) By Executive For Good Reason. If the Company takes any of the actions described in this subsection (f), Executive may terminate employment for "good reason" at any time upon written notice to the Company. For purposes of this Agreement, Executive may terminate this Agreement pursuant to this subsection (f) for "good reason" upon the

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     occurrence of any of the following events without the express written consent of Executive:

                 (i) a material breach of this Agreement by Company, which breach is not cured by the Company within fifteen (15) days following written notice thereof from Executive; provided, however, that the Company may only utilize its cure right two times hereunder;

                 (ii) the relocation of the Company's headquarters to a location more than twenty (20) miles from the Company's current headquarters in Los Angeles, California;

                 (iii) a reduction in Executive's Base Salary or the benefits set forth above;

                 (iv) the assignment to Executive of a lower position in the organization in terms of his title, responsibility, authority or status;

                 (v) Executive ceasing to be a member of the Company's Board of Directors for any reason other than Executive's death, total disability, termination for Cause hereunder, resignation or refusal to stand for re-election to the Board of Directors;

                 (vi) a Change of Control of the Company, as defined in Exhibit B attached hereto.

        5.2. Obligations After Voluntary Termination; Death; Disability; For Cause Termination. Except as set forth in Sections 6 through 9 herein and in this Section 5.2, in the event that Executive's employment is terminated pursuant to Sections 5.1(a), (b), (c) or (d) herein, neither the Company nor Executive shall have any remaining duties or obligations hereunder, except that on the date of termination of employment ("Termination Date"), the Company shall pay to Executive or his representatives:

             (a) all Base Salary compensation as is due pursuant to Section 4.1 herein, prorated through the Termination Date;

             (b) all Annual Bonus compensation as is due pursuant to Section 4.2 herein, prorated through the Termination Date;

             (c) all expense reimbursements due and owing Executive through the Termination Date under Section 4.4 herein, including reimbursements for reasonable and necessary business expenses incurred prior to the Termination Date, as long as Executive submits a written accounting of such expenses in accordance with Section 4.4 herein within forty-five (45) days of the Termination Date; and

             (d) all benefits due Executive, including benefits under insurance, group health and retirement benefit plans pursuant to Section 4 hereof, and vacation cash-out, if any, in accordance with the Company's standard policy, through the Termination Date.

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        5.3. Obligations After Termination Without Cause or Termination by
Executive For Good Reason. Except as set forth in Sections 6 through 9 herein and as set forth in this Section 5.3, in the event that Executive's employment is terminated pursuant to Section 5.1(e) or 5.1(f) herein, neither the Company nor Executive shall have any remaining duties or obligations hereunder, except that on the Termination Date, the Company shall pay to Executive or his representatives:

             (a) all Base Salary compensation as is due pursuant to Section 4.1 herein, prorated through the Termination Date;

             (b) all Annual Bonus compensation as is due pursuant to Section 4.2 herein, prorated through the Termination Date;

             (c) a lump sum payment of an amount equal to the greater of (i) two
     (2) years of Executive's then-current Base Salary and two (2) years of Executive's then-current targeted Annual Bonus, and (ii) Executive's then-current Base Salary and current targeted Annual Bonus through the remainder of the Term;

             (d) payment of COBRA medical insurance coverage for Executive and his immediate family for eighteen (18) months following the Termination Date;

             (e) immediate vesting of all of Executive's Stock Options to purchase equity interests in the Company;

             (f) all expense reimbursements due and owing Executive through the Termination Date under Section 4.4 herein, including reimbursements for reasonable and necessary business expenses incurred prior to the Termination Date, as long as Executive submits a written accounting of such expenses in accordance with Section 4.4 herein within forty-five (45) days of the Termination Date; and

             (g) all benefits due Executive, including benefits under insurance, group health and retirement benefit plans pursuant to Section 4 hereof, and vacation cash-out, if any, in accordance with the Company's standard policy, through the Termination Date.

        5.4. No Mitigation; No Offset. The parties hereto agree that Executive shall not be required to mitigate damages in respect of any termination benefit or payment due under this Agreement or in respect of any damage award as a result of the Company's breach of this Agreement, nor shall any such benefit or award be offset by any future compensation or income received by Executive from any other source.

     6. Joining Company Employees. During Executive's employment hereunder, and for one (1) year following termination of employment, Executive shall not, directly or indirectly, induce any employee of the Company or any subsidiary or affiliate of the Company to leave such employment for employment with Executive or any other entity outside of the Company. Executive shall not be in breach of

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this covenant if, following his employment hereunder, he is contacted on an unsolicited basis by an employee of the Company who desires to leave the Company.

     7. Confidentiality.

        7.1. Proprietary Information. For purposes of this Agreement, the term "Proprietary Information" means and includes: all written, oral and visual information about the Company's customers, clients, employees, consultants, designs, products, inventions, business practices, programs, processes, techniques, know-how, data, management programs, and methodologies, subject to the final sentence of this subparagraph. Proprietary Information includes but is not limited to all of the following insofar as it pertains to the Company: financial information, trade secrets, designs, customer lists, pricing and fee information, agreements and arrangements with affiliated companies, employee files, personnel records, internal corporate records, correspondence, and memoranda, contacts and relationships, opportunities, telephone logs and messages, video or audio tapes and/or disks, photographs, film and slides, computer disks and files, software, information stored on the Company's computers, addresses and telephone numbers, contracts, releases, other writings of any kind, and any and all other materials and information pertaining to the Company or its business to which Executive is exposed or has access solely as a consequence of his employment by the Company. For purposes hereof, the term "Proprietary Information" shall not include any information (i) that was known by the public or outside of this Agreement generally on or prior to the date hereof, (ii) which becomes known by the public or outside of this Agreement generally after the date hereof through no fault of Executive, (iii) that was known to or in the possession of Executive on or prior to the date hereof, (iv) that was developed by or with the participation of Executive on or prior to the date hereof, or (v) that is independently developed by or with the participation of Executive following Executive's employment with the Company.

        7.2. Rights to Proprietary Information. All Proprietary Information, regardless of whether it is in intangible or tangible form, is and shall be the sole property of the Company, its successors and assigns, and the Company, its successors and assigns shall be the sole owner of all patents, trademarks, service marks and copyrights, and other rights (collectively referred to herein as "Rights") pertaining to the Proprietary Information. Executive hereby assigns and/or agrees to assign to the Company any rights Executive may have or acquire in Proprietary Information or Rights pertaining to the Proprietary Information. Executive further agrees as to all Proprietary Information to assist the Company or any person designated by it in every necessary or appropriate manner to obtain, and from time to time enforce, Rights relating to said Proprietary Information. Executive will execute all documents for use in applying for, obtaining, and enforcing such Rights on such Proprietary Information as the Company may desire, together with any assumptions thereof to the Company or persons designated by it.

        7.3. Confidentiality of Proprietary Information. As a material condition of employment, at all times both during and for two (2) years after the cessation of his employment with the Company for any reason, Executive will keep in strictest confidence all Proprietary Information, and Executive will not disclose, use, or induce or assist in the use or disclosure of any such Proprietary Information or Rights pertaining thereto, without the prior, express

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written consent of the Company, except as may be necessary in the ordinary course of performing his duties as an employee at the Company, or as may be required by law.


        7.4. Work for Hire/Assignment of Inventions. Executive agrees that all designs, products, inventions, materials or other original works written, created, developed, or acquired by Executive during the term of and in connection with his employment hereunder (whether alone or in conjunction with any other person), and all rights of any and every kind whatsoever in and to the results and proceeds of Executive's services rendered hereunder, whether or not such rights are now know, recognized or contemplated, and the complete, unconditional and unencumbered ownership in and to such materials, results and proceeds for all purposes whatsoever shall be "works for hire," as that term is defined in the United States Copyright Act (17 U.S.C. Section 101), and shall be the sole and absolute property of the Company, its successors and assigns, and Executive agrees that he shall and does not have and will not claim to have, either under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to said property. Executive hereby assigns and/or agrees to assign to the Company any and all inventions, designs, programs, or products that Executive may create during his employment with the Company; provided, however, that Executive is hereby notified that the foregoing does not apply to an invention that Executive creates entirely on his own time, without the use of any equipment, supplies, facilities, Proprietary Information or copyright of the Company, and that does not relate to the Company's business, research or development or result from any work performed by Executive for the Company.

        7.5. Trade Secrets of Others. To the best of Executive's knowledge, Executive's performance of his duties will not violate any agreements with or trade secrets of any other person or entity.

     8. Surrender of Proprietary Information and Other Company Property. In the event of the termination of his employment for any reason, Executive immediately will deliver to the Company upon request all devices, records, designs, sketches, reports, proposals, information, lists, correspondence, equipment, software, computer disks, documents, photographs, photostats, negatives, undeveloped film, notes, drawings, specifications, tape recordings or other electronic recordings, programs, data, Proprietary Information, and other materials or property of any nature belonging to the Company, and Executive will not take with Executive, any of the foregoing or any reproduction of any of the foregoing.

     9. Renewal. If this Agreement has not terminated pursuant to the provisions of Section 5.1, the Term shall be automatically renewed for successive one-year periods commencing on each anniversary date of the original Term, unless either party provides the other with written notice of its intent to terminate the Agreement given not less than one hundred twenty (120) days prior to the end of the Term, or any renewals thereof as provided for herein.

     10. Arbitration. The Company and Executive agree that any controversy, dispute, or claim between them relating to or arising under this Agreement or relating to or arising from Executive's hiring, employment, or termination with the Company (including, without limitation, any claims for harassment, discrimination, or retaliation under Title VII of the United States Code, 29 U.S.C. ss. 2002e, et. seq., the Americans With Disabilities Act, the Age Discrimination in Employment Act, or the California Fair Employment and Housing Act, or any equivalent provision of the statutory or common law of any state),

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shall be submitted to final and binding arbitration, to be held in the County of
Los Angeles in accordance with and pursuant to the rules of the American Arbitration Association ("AAA") then in force or any successor rules except as set forth below. The award of the arbitrator shall be final and binding upon the parties and may be entered as a judgment in any California court of competent jurisdiction, and the parties hereby consent to the jurisdiction of the courts of the State of California. The prevailing party in any arbitration hereunder shall be entitled to an award of all reasonable fees and costs of counsel incurred by such party in connection with such arbitration.


     11. Miscellaneous.

         11.1. Entire Agreement; Modification. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein. This Agreement supersedes any and all prior agreements, written or oral, between Executive and the Company. No modification of this Agreement shall be valid unless made in writing and signed by Executive and an authorized representative of the Board of Directors of the Company.

         11.2. Severable Provisions. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions of the Agreement shall nevertheless be binding and enforceable.

         11.3. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, this Employment Agreement is executed as of the day and year written below.

----------------------------------          -----------------------------------


                                            By:
----------------------------------             --------------------------------
Print Name:                                        Name
                                                   Chairperson


Dated: _________________, 2000              Dated: _________________, 2000

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                                    EXHIBIT B

                                CHANGE OF CONTROL

     A "Change of Control" as used in the Employment Agreement of which this
Exhibit is a part shall mean any of the following:

          (1) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or its Affiliate), is or becomes the "beneficial owner" (as defined in Rule 1 3d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or Executive) representing twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

          (2) in the event that the individuals who at the beginning of the Term constitute the Board of Directors, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the Board then still in office who either were members of the Board at the beginning of the Term or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

          (3) the stockholders of the Company approve a merger or consolidation of the Company with or the sale of the Company to any other entity and, in connection with such merger, consolidation or sale; individuals who constitute the Board immediately prior to the time any agreement to effect such merger or consolidation is entered into fail for any reason to constitute at least a majority of the board of directors of the surviving corporation following the consummation of such merger or consolidation; or

          (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets to an entity not controlled by the Company.